Exhibit 10.13

                              ARTICLES OF AMENDMENT
                          CERTIFICATE OF DESIGNATIONS,
                            PREFERENCES AND RIGHTS OF
                           SERIES A PREFERRED STOCK OF
                                  MAGICINC.COM

The name of the corporation is MAGICINC.COM (the "Corporation").

The Corporation hereby submits these Articles of Amendment for the purpose of amending its Certificate of Designations, Preferences and Rights of Series A Preferred Stock of its Certificate of Incorporation pursuant to Section 242 of the Delaware General Corporation Law.

The Corporation hereby certifies that, pursuant to authority vested in the Board of Directors by Article Fourth of the Certificate of Incorporation, the Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Magicinc.com which was adopted as of March 23, 2001 by the Board of Directors of the Corporation, pursuant to Section 141 of the Delaware General Corporation Law is hereby amended by resolution of the Board of Directors to increase the number of shares of Series A Preferred Stock from 3,076,923 to 5,576,923 . RESOLVED that, pursuant to authority vested in the Board of Directors of the Corporation by Article Fourth of the Corporation's Certificate of Incorporation of the total authorized number of 20,000,000 shares of Open Stock, par value $.0001 per share, of the Corporation, there shall be designated a series of 5,576,923 shares which shall be issued in and constitute a single series to be known as "Series A Preferred Stock" (hereinafter called the "Series A Preferred Stock"). The shares of Series A Preferred Stock have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions previously set forth and remain unchanged:

The Board of Directors of the Corporation adopted these Articles of Amendment on October 1, 2001. The consent of all Series A Preferred shareholders to the adoption of these Articles of Amendment was obtained on October 1, 2001.

IN WITNESS WHEREOF, these Articles of Amendment of the Certificate of Designations, Preferences and Rights of Series A Preferred Stock has been signed by the President and members of the Board of Directors of the Corporation, this 2nd day of October, 2001.

Magicinc.com

By:
    ----------------------------------------
    G. Scott Venters, President and Director



Attest:
       ----------------------------------------
       Robert Michael Ingria, Acting Secretary